[Exhibit 99.1 - Press Release]

PREMIER ANNOUNCES PRELIMINARY RECORD RESULTS FOR FISCAL 2004 AND PROVIDES SHAREHOLDERS WITH 2005 REVENUE AND EARNINGS GUIDANCE

Dallas, TX. - February 15, 2005 - Premier Development & Investment, Inc. (OTC Bulletin Board: PDVN) is releasing its corporate revenue and earnings guidance for the fiscal year ended December 31, 2004 ("Fiscal 2004") and forecast for the year ending December 31, 2005 ("Fiscal 2005").

During Fiscal 2004 Premier achieved several corporate milestones, including the realization of its first profitable year of operations. Premier's Fiscal 2004 results are presently being audited by Premier's independent auditors and will be released in detail through Premier's Annual Shareholders Report later this fiscal quarter. For Fiscal 2004 Premier achieved revenues and earnings in the range of $500,000 to $550,000 and $145,000 and $175,000, respectively.

Over the course of Fiscal 2005 Premier anticipates opening two additional Players Grille Bar and Restaurant units in the Jacksonville, Florida area. Premier is currently looking at locations for the next Players Grille unit and hopes to commence construction by the conclusion of the second quarter 2005.

Additionally during Fiscal 2005 Premier anticipates opening a secondary office for its Countrywide Realty Services division in the Miami, Florida area to accommodate planned growth and expansion in the division.

Building off of Fiscal 2004's results and the planned Fiscal 2005 expansions, Premier estimates it will achieve Fiscal 2005 revenues and earnings of $2,500,000 to $3,000,000 and $250,000 and $425,000, respectively.

Eric Boyer, Premier's President and CEO, stated, "I am very pleased to be announcing these preliminary results for Fiscal 2004 and our growth plans and anticipated targets for Fiscal 2005. These results and returns on investment are reflective of our sound business plan, paying close attention to operations and streamlined cost containment, all of which contribute to the bottom line. I look forward to sharing more good news about our accelerating financial growth over the course of this fiscal year."

Premier Development & Investment, Inc. is a publicly held developer and operator of theme-based restaurant and bar concepts. These concepts are developed internally and through partnerships with other restaurant developers with the intent of building them into full-fledged chains and franchise opportunities. Premier owns and operates the Player's Grille Restaurant and Bar(TM), a casual dining sports themed concept based in Florida. Premier Realty Holdings, Inc., a wholly owned subsidiary, operates Countrywide Realty Services, http://www.cw-realty.com , a full service commercial and residential listing brokerage firm specializing in selling, buying, or leasing properties and providing a full range of real estate services to the greater Miami and Southeastern Florida marketplace.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Premier Development & Investment, Inc.) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the restaurant industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and prospective dealings and joint venture projects. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Premier. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, and changes in federal or state tax laws. For a description of additional risks and uncertainties, please refer to Premier's filings with the Securities and Exchange Commission.

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